EX-99.1

CareMax, Inc. Reports Second Quarter 2022 Results; Raises Full Year Medicare Advantage Membership and Revenue Outlook

•
Second Quarter 2022 Medicare Advantage Membership of 37,000, up 72% year-over-year
•
Second Quarter 2022 GAAP Total Revenue of $172.3 million, up 284% year-over-year, or up 87% on a Pro Forma Basis1
•
Expanded Presence with De Novo Openings in Houston, Texas; Brooklyn, New York; and Miami, Florida Since June 2022
•
Raising Full Year 2022 Medicare Advantage Membership and Revenue Guidance; Excludes Expected Impact from Proposed Acquisition

Miami, FL - August 9, 2022 - CareMax, Inc. (NASDAQ: CMAX; CMAXW), a leading technology-enabled provider of value-based care to seniors, announced today financial results for the second quarter ended June 30, 2022.

“Our strong second quarter results reflect disciplined execution of our strategy and continued growth of our whole-person health model. As a result of our performance year-to-date, we are increasing our full-year membership and revenue outlook,” said Carlos de Solo, Chief Executive Officer. “As announced in June, our acquisition of Steward Health Care System’s Medicare value-based care business will significantly accelerate our growth and reach, and further our mission of reducing healthcare costs, improving overall health outcomes, and promoting health equity for seniors. This transaction will create one of the largest, independent senior value-based care platforms across the U.S., and is expected to be immediately accretive to revenue and Adjusted EBITDA following close. We are working diligently to close the transaction and look forward to realizing the anticipated benefits of this highly complementary acquisition.”

Second Quarter 2022 Results1,2

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Total revenue was $172.3 million, up 87% year-over-year.
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Medical Expense Ratio was 73.6%, compared to 80.9% for the second quarter of 2021.3
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Net loss was $9.4 million, or $(0.11) per diluted share, compared to net income of $10.1 million, or $0.33 per diluted share for the second quarter of 2021
•
Adjusted EBITDA was $9.4 million, compared to $0.5 million for the second quarter of 2021.
•
Platform Contribution was $21.7 million, compared to $8.2 million for the second quarter of 2021.

Recent Business Highlights

•
Announced proposed acquisition of the Medicare value-based care business of Steward Health Care System for initial consideration of $25 million in cash and 23.5 million shares of CareMax Class A Common Stock.
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Initially adds approximately 161,000 senior value-based care patients across eight states, creating one of the largest independent senior-focused value-based care platforms in the U.S. across Medicare Advantage, DCE/ACO REACH and MSSP.
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Expands CareMax’s comprehensive and coordinated healthcare delivery system designed to improve overall health outcomes for senior value-based care patients.

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Projected to be immediately accretive to revenue and Adjusted EBITDA following close.
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Transaction remains on track to close in the fourth quarter of 2022.
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Entered into a new $300 million Credit Agreement consisting of a $190 million initial term loan and a $110 million delayed draw term loan to repay prior facility and to fund future growth strategies and working capital needs.
•
Expanded presence with de novo clinic openings in Houston, Texas; Brooklyn, New York; and Miami, Florida since June 2022.

Financial Outlook for Full Year 20221,2

CareMax is raising the following full year 2022 financial guidance:

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Year-end Medicare Advantage membership of greater than 40,000, up over 19% year-over-year, from prior guidance of 38,000 to 40,000.
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Total revenue of $580 million to $600 million, up 44% to 49% year-over-year, from prior guidance of $540 million to $560 million, compared to $403 million for full year 2021.

CareMax is reaffirming the following full year 2022 financial guidance:

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Adjusted EBITDA in the range of $30 million to $40 million, up 125% to 200% year-over-year, compared to $13.3 million for the prior year. For 2022, Adjusted EBITDA also excludes losses from de novo centers.
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The Company continues to expect to open 15 de novo centers in 2022.

1Pro Forma year-over-year comparisons to 2021 reflect the business combinations of IMC Medical Group Holdings and Care Holdings as if they had occurred on January 1, 2021. A reconciliation of the pro forma financial information to GAAP financial statements is included in this earnings release.

2Adjusted EBITDA and Platform Contribution are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to GAAP financial statements is included in this earnings release.

3Medical Expense Ratio equals external provider costs divided by Medicare and Medicaid risk-based revenues.

Conference Call Details

Management will host a conference call at 8:30 am ET today to discuss the results. The conference call can be accessed by dialing (888) 440-6519 for U.S. participants, or (646) 960-0384 for international participants, and referencing conference ID 4345921. A live audio webcast as well as related presentation materials will also be available on the “Events & Presentations” section of CareMax’s investor relations website at ir.caremax.com. Following the live call, a replay will be available on the Company's website.

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy, the effects of the restatement of the Company’s past financial statements and the filing of the Company’s periodic reports. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, whether the Company’s pending acquisition of Steward Value-Based Care will close and the risks associated therewith, the impact of COVID-19 or any variant thereof on the Company's business and results of operation; the availability of sites for de novo centers and the costs of opening such de novo centers; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; the Company's ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage and Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs and the Company’s ability to comply with the covenants under its credit agreement; the Company's ability to recruit and retain qualified team members and independent physicians; and risks related to future acquisitions. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Information

Certain financial information and data contained in this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by the Company with the

SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Platform Contribution and margin thereof have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures of financial results are not GAAP measures of our financial results or liquidity and should not be considered as an alternative to net income (loss) as a measure of financial results, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. For this reason, these non-GAAP measures may not be comparable to other Companies’ similarly labeled non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review the Company’s audited financial statements, which have been filed by the Company with the SEC.

A reconciliation for Adjusted EBITDA and Platform Contribution to the most directly comparable GAAP financial measures is included below. A reconciliation of projected 2022 Adjusted EBITDA to the most directly comparable GAAP financial measure is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate this. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

Use of Pro Forma Financial Information and Pro Forma Non-GAAP Financial Information

Certain of the information presented in the Non-GAAP Financial Summary and in the reconciliations to non-GAAP financial measures includes pro forma information derived from the unaudited pro forma statements of operations which are provided for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions of IMC and Care Holdings had occurred in the stated historical periods, nor are they indicative of the future results or financial position of the combined company. The unaudited pro forma statements of operations do not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisitions of IMC and Care Holdings, any integration costs or tax deductibility of transaction costs.

Additionally, Adjusted EBITDA presented on a pro forma basis gives effect to the acquisitions of IMC and Care Holdings as if they had occurred in historical periods. Such non-GAAP financial measures do not necessarily reflect what the Company’s Adjusted EBITDA would have been had the acquisitions occurred on the dates indicated.

CAREMAX, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS

Current Assets
Cash	$68,130	$47,917
Accounts receivable, net	72,633	41,998
Inventory	915	550
Prepaid expenses	22,169	17,040
Risk settlements due from providers	500	539
Total Current Assets	164,347	108,044

Property and equipment, net	17,332	15,993
Goodwill	464,846	464,566
Intangible assets, net	51,885	59,811
Deferred debt issuance costs	2,309	1,972
Other assets	8,260	2,706
Total Assets	$708,979	$653,092

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$9,156	$3,110
Accrued expenses	14,250	8,690
Risk settlements due to providers	176	196
Current portion of long-term debt	18	6,275
Other current liabilities	3,514	3,687
Total Current Liabilities	27,113	21,959

Derivative warrant liabilities	4,520	8,375
Long-term debt, less current portion	181,501	110,960
Other liabilities	7,717	6,428
Total Liabilities	220,852	147,722
COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDERS' EQUITY
Preferred stock (1,000,000 authorized and zero outstanding as of June 30, 2022 and December 31, 2021)	-	-
Class A common stock ($0.0001 par value; 250,000,000 shares authorized; 87,467,972 and 87,367,972 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	9	9
Additional paid-in-capital	514,262	505,327
Retained (deficit) earnings	(26,144)	33
Total Stockholders' Equity	488,127	505,370

Total Liabilities and Stockholders' Equity	$708,979	$653,092

CAREMAX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Medicare risk-based revenue	$143,664	$37,761	$251,410	$65,577
Medicaid risk-based revenue	19,896	5,449	40,062	5,449
Other revenue	8,719	1,709	17,727	1,811
Total revenue	172,279	44,919	309,199	72,837

Operating expenses
External provider costs	120,348	35,535	213,204	53,694
Cost of care	30,364	7,867	57,712	13,220
Sales and marketing	2,299	775	5,600	1,066
Corporate, general and administrative	18,063	8,881	37,041	10,676
Depreciation and amortization	4,903	1,437	9,965	1,951
Acquisition related costs	2,789	149	3,055	149
Total operating expenses	178,767	54,643	326,577	80,755
Operating (loss) income	(6,488)	(9,724)	(17,378)	(7,918)
Nonoperating (expenses) income
Interest expense	(3,896)	(792)	(5,624)	(1,296)
Gain on remeasurement of warrant liabilities	7,391	1,795	3,855	1,795
Gain on remeasurement of contingent earnout liabilities	-	17,420	-	17,420
Gain (loss) on extinguishment of debt, net	(6,172)	1,358	(6,172)	1,358
Other income (expense), net	(45)	-	(507)	-
	(2,722)	19,781	(8,448)	19,277
(Loss) income before income tax	(9,210)	10,057	(25,826)	11,359
Income tax provision	(171)	-	(351)	-
Net (loss) income	$(9,381)	$10,057	$(26,178)	$11,359

Weighted-average basic shares outstanding	87,422,917	28,404,759	87,395,596	19,649,057
Weighted-average diluted shares outstanding	87,422,917	30,906,859	87,395,596	20,907,019
Net (loss) income per share
Basic	$(0.11)	$0.35	$(0.30)	$0.58
Diluted	$(0.11)	$0.33	$(0.30)	$0.54

CAREMAX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/income	$(26,178)	$11,359
Adjustments to reconcile net (loss)/income to net cash
Depreciation and amortization expense	9,965	1,961
Amortization of debt issuance costs	753	135
Stock-based compensation expense	3,875	-
Gain on remeasurement of warrant liabilities	(3,855)	(1,795)
Gain on remeasurement of contingent earnout liabilities	-	(17,420)
Loss (gain) on extinguishment of debt	6,172	(1,358)
Non-cash interest expense	1,078	-
Other non-cash, net	411	-
Changes in operating assets and liabilities:
Accounts receivable	(29,976)	1,267
Inventory	(365)	-
Prepaid expenses	(139)	(1,322)
Risk settlements due to/(due from) providers	19	(208)
Due to/from related parties	-	235
Other assets	(105)	(275)
Accounts payable	5,273	(2,113)
Accrued expenses	4,910	6,453
Other liabilities	764	99
Net Cash used in Operating Activities	(27,398)	(2,983)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,893)	(1,527)
Acquisition of businesses	-	(210,252)
Net Cash used in Investing Activities	(2,893)	(211,779)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Class A common stock	-	410,000
Issuance costs of Class A common stock	-	(12,471)
Recapitalization transaction	-	(108,799)
Proceeds from borrowings	184,000	125,000
Principal payments on long-term debt	(121,881)	(24,496)
Payments of debt issuance costs	(6,174)	(6,883)
Long-term debt extinguishment costs	-	(487)
Collateral for letters of credit	(5,439)	-
Net Cash provided by Financing Activities	50,505	381,864

NET INCREASE IN CASH AND RESTRICTED CASH	20,214	167,102
Cash - Beginning of Period	47,917	4,934
CASH AND RESTRICTED CASH - END OF PERIOD	$68,130	$172,036

Non-GAAP Financial Summary*
$ in thousands	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022
Medicare risk revenue	$62,040	$63,188	$65,210	$65,394	$66,618	$76,428	$91,277	$107,747	$143,664
Medicaid risk revenue	14,828	20,565	19,062	18,897	20,454	20,884	20,160	20,165	19,896
Other revenue	4,126	3,351	3,801	4,127	4,839	7,308	6,869	9,008	8,719
Total revenue	80,994	87,104	88,073	88,418	91,911	104,620	118,306	136,920	172,279

External provider costs	52,780	60,158	57,775	60,278	70,466	73,329	79,724	92,856	120,348
Cost of care	10,093	11,417	12,446	13,427	13,246	20,315	22,538	26,791	30,226
Platform contribution	18,121	15,529	17,852	14,712	8,199	10,976	16,044	17,274	21,705
Platform contribution margin (%)	22.4%	17.8%	20.3%	16.6%	8.9%	10.5%	13.6%	12.6%	12.6%

Sales and marketing	$1,245	$1,290	$1,431	$391	$1,688	$1,274	$2,615	$3,301	$2,299
Corporate, general and administrative	5,667	6,069	6,519	7,197	6,347	8,668	9,662	9,230	11,024
Adjusted operating expenses	6,912	7,359	7,951	7,588	8,036	9,942	12,276	12,531	13,324

De novo losses	24	68	484	184	364	195	489	1,119	993
Adjusted EBITDA	$11,233	$8,237	$10,385	$7,308	$527	$1,229	$4,257	$5,862	$9,374
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.

Non-GAAP Operating Metrics*	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022
Centers	21	22	24	24	34	40	45	48	48
Markets	1	1	1	1	2	3	4	6	6
Patients (MCREM)**	27,500	29,000	28,400	29,200	35,300	40,400	50,100	50,600	54,000
At-Risk	86.7%	85.6%	87.7%	87.0%	84.1%	87.2%	79.3%	79.8%	81.0%
Platform Contribution ($, Millions)***	$18.1	$15.5	$17.9	$14.7	$8.2	$11.0	$16.0	$17.3	$21.7
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.
** MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.
*** Platform contribution defined as revenue less external provider costs and cost of care.

Reconciliation to Adjusted EBITDA*
$ in thousands	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022
Net Income (Loss)	$3,466	$(281)	$1,218	$1,302	$10,057	$(14,479)	$(3,553)	$(16,797)	$(9,381)
GAAP Pro Forma Adjustments	160	(189)	1,912	(2,730)	(6,186)	-	-	-	-
Pro Forma Net (Loss) Income	$3,626	$(470)	$3,130	$(1,429)	$3,871	$(14,479)	$(3,553)	$(16,797)	$(9,381)
Interest expense	1,689	1,656	1,628	1,400	1,667	1,291	1,905	1,728	3,896
Depreciation and amortization	3,244	3,368	3,418	2,979	3,339	5,176	6,089	5,062	4,903
Income tax provision	-	-	-	-	-	-	159	181	171
Loss/(Gain) on remeasurement of warrant liabilities	-	-	-	-	(1,795)	(10,227)	(8,735)	3,536	(7,391)
Loss/(Gain) on remeasurement of earnout liabilities	-	-	-	-	(17,420)	11,625	-	-	-
Loss on disposal of fixed assets, net	-	-	-	-	-	-	50	-	-
Loss/(Gain) on extinguishment of debt	-	-	451	-	806	(279)	7	-	6,172
Other expense/(income)	(12)	100	(997)	212	(2,367)	840	493	462	45
EBITDA	8,547	4,653	7,630	3,162	(11,900)	(6,053)	(3,585)	(5,829)	(1,585)
Other adjustments
Non-recurring expenses	1,985	2,763	1,390	2,795	8,257	4,249	4,653	6,055	3,104
Acquisition costs	678	789	893	1,168	3,806	1,871	2,325	3,429	4,074
Stock-based compensation expense	-	-	-	-	-	966	375	1,087	2,788
De novo losses	24	68	484	184	364	195	489	1,119	993
Discontinued operations	(0)	(35)	(12)	(1)	(0)	-	-	-	-
Adjusted EBITDA	$11,233	$8,237	$10,385	$7,308	$527	$1,229	$4,257	$5,862	$9,374
* Pro Forma figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.

Reconciliation to Platform Contribution

$ in thousands	GAAP Q2 2022	Adjustments	Non-GAAP Q2 2022
Revenue	$172,279	$-	$172,279
External provider costs	120,348	-	120,348
Cost of care	30,364	(138)	30,226
Platform Contribution			$21,705

External provider costs	$120,348	$-	$120,348
Medicare and Medicaid Risk Revenue	$163,560	-	163,560
Medical Expense Ratio			73.6%

$ in thousands	GAAP Q2 2021	Adjustments	Non-GAAP Q2 2021
Revenue	$44,919	$46,992	$91,911
External provider costs	35,535	34,931	70,466
Cost of care	7,867	5,379	13,246
Platform Contribution			$8,199

External provider costs	$35,535	$34,931	$70,466
Medicare and Medicaid Risk Revenue	$43,210	43,862	87,072
Medical Expense Ratio			80.9%

Contacts:

Investor Relations

Samantha Swerdlin

(847) 924-8980

samantha.swerdlin@caremax.com

Media

Christine Bucan

(305) 542-8855

Christine@thinkbsg.com